Exhibit 10.2.2 (English Translation)

MORTGAGE AGREEMENT
(English Translation)
No. : 150339028D16121701-1

ALERIS ALUMINUM (ZHENJIANG) CO., LTD.
(爱励铝业 (镇江) 有限Þ公司)
as Mortgagor

and

Bank of China Limited, Zhenjiang jingkou Sub-Branch
(中国银行股份有限公司镇江京口支行)
as Security Agent

DATE: December 21st, 2016

__________________________________________________________________________________________

THIS MORTGAGE AGREEMENT (this “Deed”) is dated December 21st, 2016,

BETWEEN:

(1)	Aleris Aluminum (Zhenjiang) Co., Ltd. (爱励铝业 ( 镇江) 有限公司), a wholly foreign-owned enterprise established under the laws of the People’s Republic of China, as the mortgagor (the “Mortgagor”); and

(2)	Bank of China Limited, Zhenjiang Jingkou Sub-Branch (中国银行股份有限公司镇江京口支行), as the security agent (the “Security Agent”).

WHEREAS:

(a)
Pursuant to a syndicated facility agreement for the Project of Large Scale and High Strength Aluminum Alloy Plates dated August 8, 2012 (as amended from time to time, the “Syndicated Facility Agreement”), made between, among others, the Mortgagor, the Security Agent and the Lenders (as defined in the Syndicated Facility Agreement), the Lenders agreed to make certain facilities (the “Facilities”) available to the Mortgagor subject to the terms and conditions therein.

(b)	As a condition to the Lenders making the Facilities available to the Mortgagor, the Mortgagor and the Security Agent have entered into this Deed in favour of all the Finance Parties.

IT IS AGREED as follows:
ARTICLE I.
Definitions and Interpretation
1.1    Definitions. In this Deed:
“Mortgaged Assets” means all machinery, equipment and raw materials purchased by the Mortgagor for the Project from time to time, as well as all of the semi-finished products and finished products manufactured under the Project.
“MSAB” means competent local authority [responsible for mortgage registration].
“Secured Obligations” means all indebtedness of the Mortgagor owing and/or payable to the Lenders under and in accordance with the Finance Documents, including, but not limited to, principal and accrued interest (including interest, compound interest and penalty interest), penalties, indemnification amounts to be paid to the Lenders, and fees properly and actually incurred by the Lenders in connection with the enforcement of their rights under the Finance Documents.
“Security Interest” means a mortgage, pledge, lien or other security interest securing any liability of any person or any other agreement or arrangement having a similar effect.
“Security Period” means the period commencing on the date hereof and terminating upon the discharge of the security created by this Deed.
“Title Documents” means all agreements, invoices, certificates, receipts and other documents which constitute evidence of title over the Mortgaged Assets owned by the Mortgagor.
1.2    Construction

(a)	Capitalized terms used and not defined in this Deed shall have the meaning ascribed to them in the Syndicated Facility Agreement.

(b)
In this Deed (including the recitals), words and expressions defined, and rules of construction and interpretation set out, in the Syndicated Facility Agreement shall, unless the context otherwise requires, have the same meanings herein save and except that references therein to “this Agreement” shall be construed as references to this Deed.

(c)	References to clauses and schedules are to be construed, unless otherwise stated, as references to clauses and schedules of this Deed; and references to this Deed include its schedules.

(d)
Any reference to “disposal” means any sale, assignment, exchange, transfer, concession, loan, lease, surrender, licence, direct or indirect reservation, waiver, compromise, release, dealing with or in or granting of any option, right of first refusal or any other right or interest whatsoever or any agreement for any of the same and “dispose” shall be construed accordingly.

(e)	Section, clause and schedule headings are inserted for ease of reference only.

(f)	A “Section”, “paragraph”, “item” or a “Schedule” is a reference to a section, paragraph, item of or a schedule to this Deed.

(g)	It is intended that this Deed shall take effect as a deed notwithstanding that a party may only execute this Deed under hand.

(h)
In this Deed the expressions “Mortgagor” and “Security Agent” shall be construed so as to include, where the context permits, its respective successors, transferees and assignees, whether immediate or derivative.

(i)
A “law” or a “regulation” shall be construed as a reference to such law or regulation as the same may from time to time be amended or re-enacted, including any legislative interpretations and judicial interpretations thereof (and the same which may from time to time be amended or re-enacted).

(j)
A “document” shall be construed in a broad sense so as to include any agreement, contract, document, certificate, credential, evidence, license and any other written document and to include the same that may from time to time be amended, varied, or supplemented subsequently.

(k)
A “government agency” shall include any other agency or agencies which replace such government agency in respect of the authorities referred to in this Deed that is initially vested in such government agency.

ARTICLE II.
Mortgage
2.1    Mortgage
To secure the performance of the Secured Obligations, the Mortgagor mortgages the Mortgaged Assets by way of first priority mortgage to the Security Agent (who shall act for and on behalf of all the Finance Parties).
2.2    Registration of Mortgage
The Mortgagor shall, as soon as practicable after the conditions of mortgage registration of the Mortgaged Assets have been satisfied, use its best efforts to complete the registration of the security contemplated under this Deed with MSAB (the “Mortgage Registration”). Upon completion of the Mortgage Registration, the Mortgagor shall present to the Security Agent a copy of the registration certificate issued by MSAB evidencing the completion of the Mortgage Registration (i.e., the Enterprise Assets Mortgage Registration Certificate affixed with MSAB’s special chop for asset mortgage registration and with the date of the chopping or other documents evidencing the completion of the Mortgage Registration). The parties agree that if MSAB refuses to register the security contemplated under this Deed for any reason that is not caused by or due to a fault by the Borrower, the failure to complete the Mortgage Registration shall not be deemed an Event of Default.
In the event there are material changes in relation to the Mortgaged Assets which requires the mortgage registration to be updated in accordance with relevant PRC laws, the Mortgagor shall use its best efforts to carry out such registration with relevant governmental authorities together with the Security Agent.

2.3    Mortgagor’s Actions
The Mortgagor shall, at the reasonable request of the Security Agent, promptly sign, seal, execute, deliver and do all deeds, instruments, notices, documents, acts and things as in each such case may be reasonably necessary to perfect the Security Interest created by this Deed.
ARTICLE III.
Term and Scope of Security

The Mortgage is a continuing security and shall be effective from the signing of this Deed by the legal representatives or other authorized representatives of the parties hereto to the date on which the Secured Obligations have been paid.

ARTICLE IV.
Possession of Mortgaged Assets
Unless otherwise provided herein and permitted by law, the Mortgaged Assets hereunder shall remain under the possession of and use by the Mortgagor.

ARTICLE V.
Discharge
5.1    Immediately upon the payment of the Secured Obligations, the Security Agent shall:

(a)	deliver a written notice to release and discharge this Deed and the security created by this Deed to the Mortgagor;

(b)	de-register the mortgage created hereunder with MSAB;

(c)	take all other steps that may be reasonably necessary to retransfer to the Mortgagor the Mortgaged Assets or the remainder thereof (if applicable); and

(d)	take such actions as may be requested in writing by the Mortgagor to release and discharge the Mortgagor from this Deed.

ARTICLE VI.
Undertakings

6.1	The undertakings in this Article VI remain in force from the date of this Deed until the end of the Security Period.
6.2    The Mortgagor undertakes with the Security Agent that the Mortgagor shall:

(a)
not create or attempt or agree to create or permit to arise or exist any Security Interest over all or any part of the Mortgaged Assets or any interest therein or otherwise assign, deal with or dispose of all or any part of the Mortgaged Assets, except as otherwise permitted by the Finance Documents;

(b)
observe and perform all material restrictions affecting the Mortgaged Assets, and will not, without the prior written consent of the Security Agent, enter into any onerous or restrictive obligation with regard thereto which is reasonably expected to have a Material Adverse Effect;

(c)	take all necessary steps to keep the Title Documents in full force and effect;

(d)	not use the Mortgaged Assets or any part thereof for any purpose other than its normal production and operations;

(e)	purchase insurance and pay all required insurance premiums for the Mortgaged Assets, and maintain the validity of such insurance through the Security Period;

(f)	refrain from taking any actions that it knows will materially diminish the value of the Mortgaged Assets; and

(g)
immediately take action to prevent further losses and promptly notify the Security Agent in writing, in the event of loss or reduction in the value of the Mortgaged Assets due to natural disasters, accidents, infringements or any other reasons.

ARTICLE VII.
Enforcement

7.1	This Deed shall become enforceable upon the Security Agent’s delivery of a written enforcement notice to the Borrower upon the occurrence and during the continuance of an Event of Default.

7.2	At any time after this Deed has become enforceable, and to the extent permitted by applicable laws, the Security Agent may:

(a)
consult with the Mortgagor to dispose of the Mortgaged Assets or any part thereof by way of sale or auction, and collect all proceeds resulting from the enforcement of this Deed for distribution in accordance with Section 10.3 below, or convert the Mortgaged Assets or any part thereof into a certain amount to set off part or all of the Secured Obligations;

(b)	take any action in court for a judgment or order to sell the Mortgaged Assets or any part thereof or put the same on auction;

(c)	settle, compromise, initiate litigation or arbitration or other proceedings in relation to any dispute, demand or claim in connection with the Mortgaged Assets; and

(d)	exercise, for the purpose of enforcement of the Mortgage hereunder, any other rights conferred on the Mortgagor in relation to the Mortgaged Assets.

7.3
Upon the Security Agent’s delivery of an enforcement notice in writing to the Mortgagor, the Mortgagor shall take all due and proper actions that the Security Agent may reasonably require it to take in connection with the Security Agent’s enforcement of the Mortgage.

ARTICLE VIII.
Particulars of Mortgaged Assets

8.1
The value of the Mortgaged Assets set out in Schedule 1 hereof is for mortgage registration reference purposes only and does not reflect the actual value or the market value of the Mortgaged Assets, nor shall it be referenced for the purpose of the sale, auction or conversion of the Mortgaged Property.

8.2
The amount of the Secured Obligations and the loan term set forth in Schedule 1 hereto is for registration purposes only and shall not be used to confer rights and obligations on the parties to this Deed. The rights and obligations of the parties hereto shall be governed by the terms of the main body of this Deed.

ARTICLE IX.
Assignment

9.1	The Mortgagor shall not assign any of its rights or obligations hereunder without obtaining the Security Agent’s prior written consent.

9.2	The Security Agent may assign or transfer all or any of its rights and interests under this Deed to a successor Security Agent appointed in accordance with the Syndicated Facility Agreement.

9.3
With respect to any insurance taken by the Mortgagor over the Mortgaged Assets, the Security Agent shall be named as a first loss payee and the original of such insurance policy shall be under the custody of the Security Agent.

ARTICLE X.
Miscellaneous
10.1    Costs and Expenses
The Borrower agrees to pay all customary filing and/or registration costs properly incurred by the Parties in connection with the registration of this Deed.
10.2    Notice
Any communication to be made under this Deed shall be made in accordance with the Syndicated Facility Agreement.
10.3    Application of Proceeds
Notwithstanding any other provision in this Deed and to the fullest extent not prohibited by any applicable law, all moneys received or recovered by the Security Agent from time to time during the period that this Deed is enforceable from the exercise of its rights hereunder or the enforcement of this Deed shall be applied in accordance with the provisions of the Syndicated Facility Agreement; provided that the Security Agent may first deduct all lawful costs and expenses it has properly incurred in connection with its disposal of the Mortgaged Property prior to transferring such amount to any other Finance Party
10.4    Amendments, Modifications and Waivers
No amendment, modifications and waiver of any provision of this Deed, nor any consent to any departure by the Mortgagor therefrom, shall in any event be effective unless the same shall be in writing and signed by the party to be charged, and such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Mortgagor or the Security Agent in any case shall entitle the Mortgagor or the Security Agent to any other or further notice or demand in the same, similar or other circumstances.
10.5    Invalid Provisions - Severability
If any provision of this Deed is held to be illegal, invalid or unenforceable, such provision shall be fully severable; this Deed shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

10.6    Successors and Assigns
This Deed shall be binding upon and inure to the benefit of the Security Agent, the Mortgagor and their respective successors and permitted assigns.
10.7    Effectiveness
Subject to the applicable laws and regulations, this Deed shall be dated and come into effect on the date hereof, and to the fullest extent permitted by PRC law, the mortgage created hereunder shall become effective upon the effectiveness of this Deed.
10.8    Governing Law
This Deed and the rights and obligations of the parties hereunder shall be interpreted, construed, applied and enforced in accordance with the laws of the PRC.
10.9    Jurisdiction
The Parties hereto shall discuss with one another to settle any dispute arising under this Deed in the principle of good faith. If no settlement is so reached to the satisfaction of the Parties, any Party may submit the dispute to the jurisdiction of the court at the place of incorporation of the Security Agent.
10.10    Controlling Provisions
To the extent that the provisions of this Deed are inconsistent with any provision of the Syndicated Facility Agreement, unless this Deed provides otherwise, the provisions of the Syndicated Facility Agreement shall take precedence.
10.11    Entire Agreement
This Deed embodies the entire agreement with respect to the subject matter covered by this document and understanding among the parties hereto and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.
10.12    Language
This Deed is executed by the parties hereto in both the English and the Chinese languages. In the event that there is any inconsistency between the English and the Chinese versions of this Deed, the Chinese version shall prevail.
10.13    Counterparts
This Deed may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

SCHEDULE 1

PARTICULARS OF MORTGAGE

Mortgagor:	Aleris Aluminum (Zhenjiang) Co., Ltd. (爱励铝 业（镇江）有限公司)
Security Agent:	Bank of China Limited, Zhenjiang Jingkou Sub-branch (中国银行股份有限公司镇江京口支行)
Particulars of Mortgaged Assets:	See Exhibit A attached hereto
Value of the Mortgaged Assets:	RMB 195,876,209
Amount of Secured Obligations:	RMB 1,140,220,000
Loan Term:	from August 8, 2012 to May 16, 2024

Exhibit A to Schedule 1
Particulars of Mortgaged Assets

IN WITNESS WHEREOF, each of the parties hereto has caused this Deed to be executed on the date first above written

MORTGAGOR

For and on behalf of                         )
ALERIS ALUMINUM                     )
(ZHENJIANG) CO., LTD.                    )
(爱励铝业 (镇江) 有限公司)                    )

(Chop affixed)

Signed By:    /s/ Gerd F. Jegodzinski
Name:         Gerd F. Jegodzinski
Title:        Authorized Representative

IN WITNESS WHEREOF, each of the parties hereto has caused this Deed to be executed on the date first above written.

Security Agent

For and on behalf of                        )
Bank of China Limited, Zhenjiang             )
Jingkou Sub-Branch                     )
(中国银行股份有限公司镇江京口支行)            )
(Chop affixed)

By:     /s/ Zhou Zhentao

Title:    General Manager of Bank of China Limited, Zhenjiang Jingkou Sub-Branch